Exhibit 99.1

FOR IMMEDIATE RELEASE                        CONTACT: Leonard E. Moodispaw
                                                           CEO & President
                                                              301.939.7000

                    ESSEX ANNOUNCES STOCK REGISTRATION FILING

COLUMBIA, MD - November 06, 2003 - Essex Corporation (AMEX: EYW), announced today that it has filed with the Securities and Exchange Commission a registration statement for a proposed follow-on public offering of up to 4,000,000 shares of its common stock pursuant to a firm commitment underwritten offering.

Essex provides advanced optoelectronic and signal processing services and products for intelligence, defense and communications customers.

C.E. Unterberg, Towbin and A.G. Edwards & Sons, Inc. are the managing underwriters for the offering. Essex and certain selling shareholders have granted the underwriters a 30-day option to purchase a maximum of 150,000 additional shares from the Company and a maximum of 450,000 additional shares from certain selling shareholders solely to cover over-allotments, if any.

The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the security laws of any such state.

When available, copies of the preliminary prospectus for this offering may be obtained from:

         The Syndicate Department
         C.E. Unterberg, Towbin
         350 Madison Avenue
         New York, NY 10017

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING THE TIMING AND COMPLETION OF EVENTS AND TRANSACTIONS. THESE STATEMENTS ARE BASED ON INFORMATION WE HAVE AVAILABLE TODAY, AND ESSEX DOES NOT ASSUME ANY DUTY TO UPDATE THIS INFORMATION AT ANY TIME DURING THE QUARTER OR THEREAFTER. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS. PLEASE REFER TO THE RISK FACTORS CONTAINED IN ESSEX'S ANNUAL (10-KSB) AND QUARTERLY (10-QSB) STATEMENTS FILED WITH THE SEC.


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